Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 333-280726), the Registration Statement on Form S-3ASR (No. 333-267941) and the Registration Statements on Form S-8 (Nos. 333-267698, 333-279586 and 333-283029) of Noble Corporation plc of our report dated February 18, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
February 18, 2025